UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2022
THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway
Building 300,	Suite 200
Austin	TX	78735
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2022, the Board of Directors of Thermon Group Holdings, Inc. (the “Company”) appointed Roberto Kuahara as the Company’s Senior Vice President, Global Operations, effective February 14, 2022. In connection with joining the Company, Mr. Kuahara will receive an annual base salary of $305,000 and a one-time cash signing bonus of $115,000, subject to repayment in the event of Mr. Kuahara’s resignation or termination for cause within two years and, to compensate Mr. Kuahara for compensation forfeited at his prior employer upon joining the Company. In addition, Mr. Kuahara will receive a one-time equity award of restricted stock units under the Company’s 2020 Long-Term Incentive Plan. The award will have a grant date fair value of $50,000 and will vest in equal one-third installments on each anniversary of the grant date, subject to Mr. Kuahara’s continued employment through the applicable vesting date. Mr. Kuahara will also receive relocation benefits from the Company, in an amount not to exceed $100,000.

Mr. Kuahara (age 56) joins the Company from SPM Oil & Gas, Inc., a subsidiary of Caterpillar, Inc., where he serves as the Vice President of Manufacturing and Supply Chain, Continuous Improvement and EHS. From 2011 to January 2021, Mr. Kuahara held various positions at the oil and gas division of Weir Group plc, including the Divisional Vice President of Operations, Continuous Improvement and EHS, until the sale of the oil and gas division to Caterpillar, Inc. in February 2021. Prior to joining the Weir Group plc, Mr. Kuahara held various positions in the automotive manufacturing industry, including Ford Motor Company, Volkswagen and Dana Corporation when he was resident at Toyota Motor Company. Mr. Kuahara brings over thirty (30) years of experience in global multi-site manufacturing operations. Mr. Kuahara holds a B.S. in Mechanical Engineering from the University of Mackenzie.

There are no family relationships between Mr. Kuahara and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with this transition, Rene van der Salm, the Company’s Senior Vice President, Global Operations, will cease to serve in such role, effective February 14, 2022, and will terminate employment with the Company, effective March 25, 2022, following a period of service to the Company as a special advisor in order to assist in the transition of duties to Mr. Kuahara. Subject to the execution of a Transition and Consulting Agreement and General Release (the “Transition & Consulting Agreement”), Mr. van der Salm will receive the severance pay and benefits for a termination without cause pursuant to the terms of the Company’s executive severance plan, as described in the Company’s proxy statement for its 2021 annual general meeting of stockholders. Mr. van der Salm’s equity awards will vest on a pro-rata basis for a termination without cause in accordance with the terms of the underlying equity award agreements under the Company’s 2011 Amended and Restated Long-Term Incentive Plan and the Company’s 2020 Long-Term Incentive Program, as applicable. In addition, Mr. Salm will serve as a consultant with the Company to assist in the transition of his responsibilities through May 24, 2022, compensated at an hourly rate for up to eight hours per week..

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the dates of transitions for Messrs. van der Salm and Kuahara. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should," "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Item 7.01	Regulation FD Disclosure.
On January 20, 2022, the Company issued a press release to announce this senior management transition. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated January 20, 2022.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2022	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Ryan Tarkington
Ryan Tarkington
General Counsel & Corporate Secretary